Exhibit 99.1

Disclosures Regarding Open Text

The following chart provides unaudited financial data for the last twelve months (“LTM”) ended March 31, 2016 for Open Text Corporation and its consolidated subsidiaries (“OpenText” or “the “Company”).

LTM Ended March 31, 2016
In thousands	(unaudited)
Revenue	$1,823,133
Net income attributable to OpenText	$266,891
EBITDA (1)	$600,803
EBITDA Margin (1)(2)	33.0%
Adjusted EBITDA (1)	$660,677
Adjusted EBITDA Margin (1)(3)	36.2%
Net cash provided by operating activities	$538,419
The following chart provides unaudited financial measures, certain of which are not calculated in accordance with U.S. GAAP (“Non-GAAP”) for OpenText.

	Fiscal Year Ended June 30,			Nine Months Ended March 31,
In thousands	2013	2014	2015	2015	2016
Other Financial Data (unaudited):
Ratio of earnings to fixed charges (1)	11.49	10.90	5.87	6.52	5.02
EBITDA (2)	$382,043	$490,697	$560,732	$412,912	$452,983
EBITDA Margin (2)(3)	28.0%	30.2%	30.3%	30.2%	33.8%
Adjusted EBITDA (2)	$424,125	$537,976	$623,649	$461,621	$498,649
Adjusted EBITDA Margin (2)(4)	31.1%	33.1%	33.7%	33.7%	37.2%

(1)
For the purpose of the calculation of the Ratio of earnings to fixed charges, "earnings" is the amount resulting from adding together earnings before taxes, fixed charges, and losses attributable to non-controlling interests. "Fixed charges" consist of interest expense.

(2)
In addition to those Non-GAAP measures included, and reconciled, in OpenText’s reports filed under the Securities Exchange Act of 1934, as amended, this disclosure contains the following Non-GAAP financial measures: earnings (loss) before interest, taxes, depreciation and amortization (“EBITDA”); Adjusted EBITDA (“Adjusted EBITDA”), which further adjusts EBITDA to exclude share-based compensation, other income (expense), net and special charges (recoveries) related to restructurings and acquisitions; and EBITDA Margin and Adjusted EBITDA Margin which are calculated as EBITDA or Adjusted EBITDA, as applicable, divided by revenues as determined in accordance with U.S. GAAP.

This disclosure provides reconciliations of these measures to the most directly comparable measure under U.S. GAAP. OpenText believes that EBITDA, Adjusted EBITDA, EBITDA Margin and Adjusted EBITDA Margin improve comparability from period to period by excluding the distorting effect of certain non-operational charges. The use of the term “non-operational charge” is defined for this purpose as an expense that does not impact the ongoing operating decisions taken by the Company’s management. OpenText believes that EBITDA, Adjusted EBITDA, EBITDA Margin and Adjusted EBITDA Margin are measures widely used by securities analysts, investors and others to evaluate the financial performance of companies in OpenText’s industry. Other companies may calculate EBITDA, Adjusted EBITDA, EBITDA Margin and Adjusted EBITDA Margin differently, and, therefore, OpenText’s measures may not be comparable to similarly titled measures of other companies. EBITDA, Adjusted EBITDA, EBITDA Margin and Adjusted EBITDA Margin are not measures of financial performance or liquidity under U.S. GAAP and should not be considered in isolation or as an alternative to net income, cash flows from operating activities and other measures determined in accordance with U.S. GAAP. Items excluded from EBITDA and Adjusted EBITDA, as noted in the above and in the following table, are significant and necessary components of the operations of OpenText’s business. Given the foregoing limitations, EBITDA, Adjusted EBITDA, EBITDA Margin and Adjusted EBITDA Margin should only be used as supplemental measures of OpenText’s operating performance.

The following chart provides unaudited reconciliations of EBITDA and Adjusted EBITDA to net income for the following periods presented:

	Fiscal Year Ended June 30,			Nine Months Ended March 31,		LTM Ended March 31,
In thousands	2013	2014	2015	2015	2016	2016
Net income attributable to OpenText	$148,520	$218,125	$234,327	$165,523	$198,087	$266,891
Add:
Income tax	29,690	58,461	31,638	35,401	20,629	16,866
Interest expense, net	16,982	27,934	54,620	36,426	54,461	72,655
Amortization of intangible assets	162,355	150,940	189,241	138,046	139,808	191,003
Depreciation	24,496	35,237	50,906	37,516	39,998	53,388
EBITDA	$382,043	$490,697	$560,732	$412,912	$452,983	$600,803
Add:
Share-based compensation	15,575	19,906	22,047	15,940	19,080	25,187
Special charges(a)	24,034	31,314	12,823	4,032	24,754	33,545
Other expense (income), net(b)	2,473	(3,941)	28,047	28,737	1,832	1,142
Adjusted EBITDA	$424,125	$537,976	$623,649	$461,621	$498,649	$660,677

(a)	See the note entitled “Special Charges” to OpenText’s audited consolidated financial statements and OpenText’s unaudited condensed consolidated financial statements for the periods presented.

(b)
See the note entitled “Other Income (Expense)” to OpenText’s audited consolidated financial statements for the periods presented and OpenText’s unaudited condensed consolidated financial statements for the periods presented.

(3)	EBITDA Margin is calculated as EBITDA divided by revenues as determined in accordance with U.S. GAAP.

(4)	Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by revenues as determined in accordance with U.S. GAAP.

2